                                                                  EXHIBIT (e)(1)

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

     THIS  DISTRIBUTION  AGREEMENT  is made  and  entered  into  this 3rd day of
December,  2007, by and between  AMERICAN CENTURY  STRATEGIC ASSET  ALLOCATIONS,
INC., a Maryland  corporation (the "Issuer"),  and AMERICAN  CENTURY  INVESTMENT
SERVICES, INC. ("Distributor"), a Delaware corporation.

     WHEREAS,  the Issuer is an investment  company  registered as such with the
Securities and Exchange  Commission  ("SEC") under the Investment Company Act of
1940,  whose common stock is currently  divided into a number of separate series of shares, each corresponding to a distinct portfolio of securities, and many of which are also divided into multiple classes of shares;

     WHEREAS,  Distributor is a registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of the National  Association of Securities Dealers, Inc.;

     WHEREAS,  the Issuer has entered into an  investment  management  agreement with American  Century  Investment  Management,  Inc.,  American  Century Global
Investment  Management,  Inc.  (each  referred  to herein as the  "Advisor,"  as applicable),  or both for the provision of investment  advisory  services by the
Advisor to the Issuer;

     WHEREAS,  the Boards of  Directors  of the Issuer (the  "Board")  wishes to engage the  Distributor to act as the distributor of the shares of each class of the  Issuer's  separate  series,  and any other  series  and  classes  as may be designated  from time to time hereafter (the  "Funds"),  in accordance  with the terms of this Agreement.

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties agree as follows:

SECTION 1. GENERAL RESPONSIBILITIES

Issuer hereby engages Distributor to act as exclusive  distributor of the shares of each class of the Funds.  The Funds subject to this  Agreement as of the date hereof are  identified  on SCHEDULE A, which may be amended from time to time in accordance with SECTION 11 below. Sales of a Fund's shares shall be made only to investors  residing  in those  states in which  such Fund is  registered.  After effectiveness  of each  Fund's  registration  statement,  Distributor  will hold itself  available to receive,  as agent for the Fund,  and will receive by mail, telex, telephone, or such other method as may be agreed upon between Distributor and Issuer,  orders for the purchase of Fund  shares,  and will accept or reject such  orders on  behalf of the Fund in  accordance  with the  provisions  of the applicable Fund's prospectus.  Distributor will be available to transmit orders, as promptly as possible  after it accepts  such orders,  to the Fund's  transfer agent  for  processing  at the  shares'  net  asset  value  next  determined  in accordance with the prospectuses.

     a. OFFERING  PRICE.  All shares sold by  Distributor  under this  Agreement shall be sold at the net asset value per share ("Net Asset Value") determined in the manner described in each Fund's  prospectus,  as it may be amended from time to time,  next computed  after the order is accepted by  Distributor,  or one or more of its  affiliates  or  designees.  Each Fund shall  determine and promptly furnish to  Distributor  a statement of the Net Asset Value of each class of the
Fund's  shares  at least  once each day that the Fund is open for  business,  as described in its current prospectus.

     b. PROMOTION  SUPPORT.  Each Fund shall furnish to  Distributor  for use in connection with the sale of its shares such written  information with respect to said Fund as  Distributor  may  reasonably  request.  Each Fund  represents  and warrants that such  information,  when  authenticated by the signature of one of its  officers,  shall be true and  correct.  Each Fund  shall  also  furnish  to
Distributor  copies  of its  reports  to its  shareholders  and such  additional information  regarding  said  Fund's  financial  condition  as  Distributor  may reasonably request.  Any and all  representations,  statements and solicitations respecting a Fund's shares made in advertisements,  sales literature, and in any other manner  whatsoever  shall be limited to and conform in all respects to the information provided hereunder.

     c. REGULATORY COMPLIANCE.  Each Fund shall furnish to Distributor copies of its  current  form of  prospectus,  as filed with the SEC,  in such  quantity as
Distributor may reasonably request from time to time, and authorize  Distributor to use the  prospectus in connection  with the sale of such Fund's  shares.  All such sales shall be initiated by offer of, and  conducted  in  accordance  with, such  prospectus  and all of the  provisions of the  Securities Act of 1933, the
Investment  Company Act of 1940 ("1940  Act") and all the rules and  regulations promulgated  thereunder.  Distributor shall furnish applicable federal and state regulatory  authorities  with any information or reports related to its services under this  Agreement  that such  authorities  may lawfully  request in order to ascertain  whether  the  Funds'  operations  are  being  conducted  in a  manner consistent with any applicable law or regulations.

     d.  ACCEPTANCE.  All orders for the  purchase  of its shares are subject to acceptance by each Fund.

SECTION 2. COMPENSATION

     a. INVESTOR CLASS AND INSTITUTIONAL CLASS OF SHARES.  Distributor shall not be entitled to  compensation  for its  services  hereunder  with  respect to the
Investor Class and Institutional Class of shares.

     b. ADVISOR CLASS, A CLASS, B CLASS, C CLASS, AND R CLASS OF SHARES. For the
services  provided  and  expenses  incurred by  Distributor  as described in the
Master  Distribution  and  Shareholder  Services  Plan adopted by the Board with respect  to the  Advisor  Class,  and the  Master  Distribution  and  Individual
Shareholder Services Plan with respect to each of the A Class, B Class, C Class, and R Class of each Fund (the "12b-1 Plan"), as applicable, Distributor shall be compensated by the Fund's Advisor, not by the Fund.

                                       2

SECTION 3. EXPENSES

     a.  Distributor,  or one or more of its affiliates or designees,  shall pay all  expenses  incurred  by  it  in  connection  with  the  performance  of  its distribution duties hereunder and under the 12b-1 Plan for each applicable class offered by a Fund that is subject to a 12b-1 Plan (the "Class"),  including, but not limited to (A) payment of asset-based sales charges,  including  commission,
ongoing   commissions  and  other  payments  to  brokers,   dealers,   financial
institutions or others who sell the Class shares pursuant to Selling Agreements;
(B) compensation to registered representatives or other employees of Distributor who engage in or support  distribution of the Class shares; (C) compensation to, and expenses (including  overhead and telephone  expenses) of, Distributor;  (D)
printing of prospectuses,  statements of additional  information and reports for other than existing shareholders; (E) preparation,  printing and distribution of sales literature and advertising  materials provided to the Fund's  shareholders and prospective  shareholders;  (F) receiving and answering  correspondence from prospective  shareholders,  including distributing  prospectuses,  statements of additional information, and shareholder reports; (G) the provision of facilities to answer questions from prospective  investors about Fund shares; (H) complying with federal and state  securities  laws  pertaining to the sale of Fund shares;
(I) assisting  investors in completing  application forms and selecting dividend and other account options;  (J) the provision of other reasonable  assistance in connection with the  distribution of Fund shares;  (K) organizing and conducting of sales  seminars and  payments in the form of  transactional  compensation  or promotional  incentives;  (L) profit on the  foregoing;  (M) payment of "service fees",  as  contemplated  by the Rule 2830 of the Conduct  Rules of the National
Association of Securities  Dealers,  Inc.; and (N) such other  distribution  and services  activities  as the  Issuer  determines  may be paid for by the  Issuer pursuant to the terms of this Agreement and in accordance with Rule 12b-1 of the
1940 Act.

     b. In addition  to paying the above  expenses  with  respect to each Class,
Distributor,  or one or more  of its  affiliates  or  designees,  shall  pay all expenses  incurred  with respect to the other classes of each Fund in connection with their  registration  under the Securities Act of 1933 and the 1940 Act, the qualification  of such shares for sale in each  jurisdiction  designated  by the appropriate  Advisor,  the issue and  transfer  of such  shares  (including  the expenses of  confirming  purchase and  redemption  orders and of  supplying  the information,  prices  and other  data to be  furnished  by the Funds  under this
Agreement),  the  registration of Distributor as a broker,  and the registration
and  qualification  of  its  officers,   directors  and  representatives   under
applicable federal and state laws.

SECTION 4. INDEPENDENT CONTRACTOR

Distributor shall be an independent  contractor.  Neither Distributor nor any of its officers,  trustees, employees or representatives is or shall be an employee of a Fund in connection with the performance of Distributor's  duties hereunder.
Distributor  shall  be  responsible  for its  own  conduct  and the  employment, control,  compensation  and  conduct of its agents  and  employees,  and for any injury  to such  agents  or  employees  or to  others  through  its  agents  and employees.  Any obligations of Distributor  hereunder may be performed by one or more of the Distributor's affiliates or designees.

                                       3

SECTION 5. AFFILIATION WITH THE FUNDS

Subject to and in accordance with each Fund's formative documents and Section 10 of the 1940 Act, it is  understood:  that the  directors,  officers,  agents and shareholders  of the Funds are or may be interested in Distributor as directors, officers, or shareholders of Distributor;  that directors,  officers,  agents or shareholders  of Distributor are or may be interested in the Funds as directors, officers,  shareholders  (directly or  indirectly)  or  otherwise;  and that the effect of any such  interest  shall be governed by the 1940 Act and SECTION 4 of this Agreement.

SECTION 6. BOOKS AND RECORDS

The parties hereto  understand and agree that all documents,  reports,  records, books, files and other materials ("Fund Records") relating to this Agreement and the services to be performed  hereunder  shall be the sole property of the Funds and that such  property,  to the extent  held by  Distributor,  shall be held by
Distributor  as agent  during the  effective  term of this  Agreement.  All Fund
Records shall be delivered to the applicable  Fund upon the  termination of this
Agreement, free from any claim or retention of rights by Distributor.

SECTION 7. SERVICES NOT EXCLUSIVE

The  services  of  Distributor  to the  Funds  hereunder  are  not to be  deemed exclusive, and Distributor shall be free to render similar services to others.
SECTION 8. RENEWAL AND TERMINATION

     a. TERM AND ANNUAL  RENEWAL.  The term of this Agreement  shall be from the date of its approval by the vote of a majority of the Board of each Issuer,  and it shall  continue in effect from year to year  thereafter  only so long as such continuance is specifically approved at least annually by the vote of a majority of its Board,  and the vote of a majority of those  members of the Board who are neither parties to the Agreement nor interested  persons of any such party, cast at a meeting  called for the purpose of voting on such  approval.  "Approved  at least  annually"  shall  mean  approval  occurring,  with  respect  to the first continuance of the Agreement, during the 90 days prior to and including the date of its  termination  in the absence of such  approval,  and with  respect to any subsequent  continuance,  during  the 90 days prior to and  including  the first anniversary of the date upon which the most recent previous  annual  continuance of the Agreement  became  effective.  The effective  date of the Agreement  with respect to each Fund is identified in the SCHEDULE A of this Agreement.

     b.  TERMINATION.  This  Agreement may be  terminated  at any time,  without payment  of  any  penalty,  by  the  Board  upon  60  days'  written  notice  to
Distributor, and by Distributor upon 60 days' written notice to the Issuer. This
Agreement shall terminate automatically in the event of its assignment. The term
"assignment"  shall have the meaning set forth for such term in Section  2(a)(4)
of the 1940 Act.

                                       4

SECTION 9. SEVERABILITY

If any  provision  of this  Agreement  shall be held or made  invalid by a court decision,  statute,  rule or similar authority,  the remainder of this Agreement shall not be affected thereby.

SECTION 10. APPLICABLE LAW

This  Agreement  shall be construed in accordance  with the laws of the State of
Missouri.

SECTION 11. AMENDMENT

This  Agreement  and SCHEDULE A forming a part hereof may be amended at any time by a writing signed by each of the parties  hereto.  In the event that the Board indicates by resolution that Distributor is to serve as the distributor of a new series of shares of the  Issuer  (a "New  Fund")  pursuant  to the terms of this
Agreement,  whether such New Fund was in existence at the time of the  effective date of this  Agreement  or  subsequently  formed,  SCHEDULE  A hereto  shall be amended to reflect  the  addition of such New Fund and the  distribution  of the shares  of such  new fund  shall  thereafter  be  covered  by the  terms of this
Agreement.  In the event that such New Fund issues  multiple  classes of shares,
SCHEDULE A hereto shall be amended,  as appropriate,  to reflect the addition of each such  class of the New  Fund's  shares.  In the event that any of the Funds listed on SCHEDULE A terminates its  registration as an investment  company,  or otherwise ceases operations, SCHEDULE A shall be amended to reflect the deletion of such Fund and all of its classes.

                                    AMERICAN CENTURY INVESTMENT SERVICES, INC.

                                    By:  /s/ Jon W. Zindel
                                         -------------------------------------
                                         Jon W. Zindel
                                         Senior Vice President

                                    AMERICAN CENTURY STRATEGIC ASSEST
                                       ALLOCATONS, INC.

                                    By:  /s/ Charles A. Etherington
                                         -------------------------------------
                                         Charles A. Etherington
                                         Senior Vice President

                                       5

                                   SCHEDULE A

            FUNDS AND CLASSES COVERED BY THIS DISTRIBUTION AGREEMENT

               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

INVESTOR CLASS FUNDS                                       DATE OF AGREEMENT
--------------------                                       -----------------
Strategic Allocation: Aggressive Fund                      March 13, 2000
Strategic Allocation: Conservative Fund                    March 13, 2000
Strategic Allocation: Moderate Fund                        March 13, 2000
Newton Fund                                                August 29, 2003

INSTITUTIONAL CLASS FUNDS                                  DATE OF AGREEMENT
-------------------------                                  -----------------
Strategic Allocation: Aggressive Fund                      June 1, 2000
Strategic Allocation: Conservative Fund                    June 1, 2000
Strategic Allocation: Moderate Fund                        June 1, 2000

A CLASS FUNDS                                              DATE OF AGREEMENT
-------------                                              -----------------
Strategic Allocation:  Aggressive Fund                     March 13, 2000
Strategic Allocation:  Moderate Fund                       March 13, 2000
Strategic Allocation:  Conservative Fund                   March 13, 2000

B CLASS FUNDS                                              DATE OF AGREEMENT
-------------                                              -----------------
Strategic Allocation:  Aggressive Fund                     September 30, 2004
Strategic Allocation:  Moderate Fund                       September 30, 2004
Strategic Allocation:  Conservative Fund                   September 30, 2004

C CLASS FUNDS                                              DATE OF AGREEMENT
-------------                                              -----------------
Strategic Allocation:  Aggressive Fund                     May 1, 2001
Strategic Allocation:  Moderate Fund                       May 1, 2001
Strategic Allocation:  Conservative Fund                   September 30, 2004

R CLASS FUNDS                                              DATE OF AGREEMENT
-------------                                              -----------------
Strategic Allocation: Moderate Fund                        August 29, 2003
Strategic Allocation: Conservative Fund                    February 24, 2005
Strategic Allocation: Aggressive Fund                      February 24, 2005

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